UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 14, 2003


                                 THE 3DO COMPANY
             (Exact name of Registrant as specified in its charter)


           Delaware                       000-21336             94-3177293
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or organization)                            Identification Number)


                                200 Cardinal Way
                             Redwood City, CA 94063
           (Address of principal executive offices including Zip Code)

                                 (650) 385-3000
              (Registrant's telephone number, including area code)

Item 3. Bankruptcy or Receivership.

         On  May  28,  2003,  The  3DO  Company,  a  Delaware  corporation  (the
"Company"), and The 3DO Company, a California corporation and wholly-owned subsidiary of the Company (the "Subsidiary", and collectively with the Company, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States
Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). The Chapter 11 cases are jointly administered by the Banrktupcy Court under case numbers 03-31580 DM11 and 03-31581 DM11.

         On August 14, 2003, an auction was held in the Banrkruptcy Court to sell the Debtors' assets. The successful bidders at the auction agreed to purchase certain of the Debtors' assets groups for an aggregate purchase price of $4,585,000. The assets groups included "High Heat Baseball," "Army Men," "Might & Magic," "Street Racing Syndicate," "Jacked,", other backlist titles, and two different patent groups. The successful bidders at the auction included Namco Hometek Inc., JoWood Productions Software AG, Crave Entertainment, Inc., Microsoft Corp., Patent Purchase Manager LLC, Ubi Soft Entertainment, and William M. "Trip" Hawkins III. The Debtors and each successful bidder plan to complete the documentation of the purchase and sale of assets in accordance with the Bankrutpcy Court's Order Approving Sales Procedures, as amended, and to close the purchase and sale of such assets prior to the closing deadline under the applicable asset purchase agreement.

         On August 20, 2003, the Debtors filed their Chapter 11 Monthly Operating Reports with the Bankruptcy Court for the period between July 1, 2003 to July 31, 2003 (the "July Monthly Operating Reports"), copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein in their entirety. Copies of any bank statements and tax returns originally filed with the Bankruptcy Court as part of the July Monthly Operating Reports have been omitted.

         THE JULY MONTHLY  OPERATING  REPORTS CONTAIN  FINANCIAL  STATEMENTS AND
OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. The Debtors caution readers not to place undue reliance upon the information contained in the July Monthly Operating Reports, which are presented in a format prescribed by the applicable bankruptcy law. The July Monthly Operating Reports are not prepared in accordance with generally accepted accounting principles ("GAAP") and do not accurately reflect the condition of the Debtors on a GAAP basis. The July Monthly Operating Reports are also not presented on a consolidated basis and therefore do not present the consolidated results of the Company and the Subsidiary. The July Monthly Operating Reports also contain information for periods which may be shorter or otherwise different from those contained in previous reports filed by the Company pursuant to the Exchange Act.

         The Company expects that the winding down of its operations and distribution of its remaining assets to creditors will be completed in accordance with orders of the Bankruptcy Court. At the time the liquidation is completed, the Company intends to file a Form 15 with the Securities and Exchange Commission suspending its duty to file reports under the Securities Exchange Act of 1934, as amended, and as a result of the final liquidation of the Company, the Common Stock will cease to exist. At this time, the Company does not expect that the holders of the Common Stock will receive any distribution in the liquidation.

Item 5. Other Events

         William A. Hall, H. William Jesse, Jr., and Richard S. F. Lehrberg resigned from the Company's Board of Directors on June 29, 2003, June 30, 2003, and August 2, 2003, respectively.

         On August 29, 2003, William M. "Trip" Hawkins III resigned from the Company's Board of Directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   (a)  Financial Statement

        Not applicable.

   (b)  Pro Forma Financial Information

        Not applicable.

   (c) Exhibits.

   --------------- -------------------------------------------------------------
   Number          Exhibit
   --------------- -------------------------------------------------------------
   99.1            July Monthly Operating Report of the Company.
   --------------- -------------------------------------------------------------
   99.2            July Monthly Operating Report of the Subsidiary.
   --------------- -------------------------------------------------------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 4, 2003                   THE 3DO COMPANY


                                          By:  /s/ David Wittenkamp
                                              ----------------------------------
                                               David Wittenkamp
                                               Chief Financial Officer